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                                                                     Exhibit 2.1

                           ASSET ACQUISITION AGREEMENT

      This Agreement dated this 18th day of December 2003 between Consulting Services, LLC, a Delaware Corporation ("SELLER") and Consumer Direct of America, Inc., a Nevada corporation, with its principal place of business in Las Vegas, Nevada. ("BUYER"),

                                  WITNESS THAT,

      WHEREAS SELLER owns certain assets (the "Assets") which SELLER wishes to sell to BUYER for Assets of BUYER and which BUYER wishes to acquire from SELLER on the terms hereinafter set forth; and

      WHEREAS SELLER deems that it is in its best interest for BUYER to purchase the Assets, and SELLER is entering into this Agreement to induce the BUYER to enter into this tax-free exchange of Assets in accordance with this Agreement;

      NOW, THEREFORE, the parties hereby agree as follows:

1.    EXCHANGE OF ASSETS:

      1.1 SELLER hereby sells, assigns and delivers to BUYER certain Assets of SELLER as more particularly described in EXHIBIT A hereto in exchange for BUYER"S delivery to SELLER of Four Million Seven Hundred Sixty-Four Thousand Four Hundred Twenty Seven (4,764,427) shares of the common stock of BUYER of which Two million shares shall be freely trading and BUYER'S assumption of the liabilities listed in EXHIBIT B, which liabilities BUYER agrees to pay off or resolve. BUYER shall deliver One million freely trading shares to SELLER at closing and an additional One million freely trading shares thirty days from closing.

2.    COVENANTS OF SELLER

      2.1 From the date of this Agreement until the second anniversary thereof, SELLER will not engage directly or indirectly in developing or operating a call center based direct solicitation mortgage brokerage business (the "Business"), except in connection with SELLER'S call center based direct solicitation mortgage brokerage business, and will not invest in or provide loans or other credit facilities to any person,

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            corporation, partnership or other entity which engages directly or indirectly in any aspect of the Business, but this covenant will not preclude SELLER from acquiring securities which are traded publicly.

      2.2 SELLER will not use or disclose any of BUYER'S trade secrets or other proprietary or confidential information pertaining to any aspect of the Business.

      2.3   SELLER acknowledges that violation of any of the provisions of this
            Section 2 may cause irreparable loss and harm to both the Company and BUYER, which cannot be reasonably or adequately compensated by damages in an action at law. Accordingly, in the event of a breach or related breach by SELLER of any of the provisions of this Section 2, BUYER shall be entitled to seek injunctive and other equitable relief to prevent or cure any breach or threatened breach thereof.

      2.4 Notwithstanding the foregoing, SELLER and BUYER may have other legal remedies as may be appropriate under the circumstances including, inter alia, recovery of damages occasioned by such breach.

      2.5 If it is determined that any of the provisions of this Section 2 are unreasonable in scope, time or geography, SELLER is able to enforce the same in such narrower scope, shorter time or lesser geography as a court determines to be reasonable under all the circumstances.

3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      3.1   SELLER represents and warrants to the BUYER as follows:

            (a) SELLER is duly incorporated and validly existing under the laws of Delaware. SELLER is duly qualified to conduct business in all jurisdictions where it is required to qualify. SELLER has the corporate power and authority to execute, deliver and perform this Agreement and any other agreement or document executed by either of them under or in connection with this Agreement. SELLER has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of

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                  SELLER enforceable against SELLER in accordance with their respective terms.

            (b) Neither the execution nor delivery of this Agreement nor the transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

                  (i) contravene any provision of law or any statute, decree, rule or regulation binding upon SELLER or contravene any judgment, decree, franchise, order or permit applicable to SELLER; or

                  (ii) conflict with or result in any breach of any terms, covenants, conditions or provisions of, or Constitute a default (with or without the giving of notice or passage of time or both) under the Articles of Incorporation or By-Laws of SELLER or any agreement or other instrument to which SELLER is a party or by which SELLER is bound, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets, rights, contracts or other property of SELLER.

            (c) All authorizations, consents, approvals of, or exemptions by, any governmental, judicial or public body or authority required in connection with (i) the execution, delivery and performance of this Agreement by SELLER, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates instruments or agreements executed by SELLER in connection with Agreement or (iv) the taking of any action required of SELLER , have been or at the Closing will have been obtained and at the Closing will be in full force and effect.

            (d) EXHIBIT A herein contains true and complete copies of the Articles of Incorporation and By-Laws of the Company, and the same have not been amended and are in full force and effect.

            (f) EXHIBIT B sets forth all of the assets , tangibles and intangibles of the Company, including third party contracts


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                  which are to be sold to BUYER and all the liabilities BUYER is to assume. All of the information concerning the Company's Assets and liabilities contained in said EXHIBIT B is true and correct.

            (g) There is no material litigation or arbitration or administrative proceeding or claim asserted pending or threatened respecting or involving the business or SELLER or any of SELLER'S Assets or other assets of SELLER other than as set forth in Exhibit B.

            (h) EXHIBIT C contains a full list of all the officers, directors, employees and agents of SELLER.

4.    REPRESENTATIONS AND WARRANTIES OF BUYER

      4.1   BUYER represents and warrants to SELLER and the Company as follows:

            (a) BUYER is duly incorporated and validly existing under the laws of Nevada. BUYER is duly qualified to conduct business in all jurisdictions where it is required to qualify. BUYER has the corporate power and authority to execute, deliver and perform this Agreement and any other agreement or document executed by either of them under or in connection with this Agreement. BUYER has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and any such other agreement or document. This Agreement constitutes, and any such other agreement or document when executed will constitute, the legal, valid and binding obligations of BUYER enforceable against BUYER in accordance with their respective terms.

            (b) Neither the execution nor delivery of this Agreement, nor the transactions contemplated herein, nor compliance with the terms and conditions of this Agreement will:

                  (i) contravene any provision of law or any statute, decree, or regulation binding upon BUYER or containing any judgment, decree, franchise, order or permit applicable to BUYER.


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                  (ii)  conflict with or result in any breach of any terms,
                        covenants, conditions or provisions of, or Constitute a default (with or without the giving of notice or passage of time or both) under the Articles of Incorporation or By-Laws of BUYER or any agreement or other instrument to which BUYER is a party or by which BUYER is bound, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets, rights, contracts or other property of BUYER.

            (c) All authorizations, consents, approvals of, or exemptions by, any governmental, judicial or public body or authority required in connection with (i) the execution, delivery and performance of this Agreement by BUYER, or (ii) any of the transactions contemplated by this Agreement, or (iii) any of the certificates instruments or agreements executed by BUYER in connection with Agreement or (iv) the taking of any action required of BUYER, have been or at the Closing will have been obtained and at the Closing will be in full force and effect.

            (d) EXHIBIT A herein contains true and complete copies of the Articles of Incorporation and By-Laws of BUYER, and the same have not been amended and are in full force and effect.

5.    INDEMNITIES

      5.1 The representations and warranties of SELLER and BUYER will be deemed made on execution of this Agreement and all of those representations and warranties and all of the covenants and obligations of the parties under this Agreement will survive the Closing.

      5.2 BUYER will hold SELLER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which SELLER incurs by reason of any representation or warranty of BUYER being incorrect or by reason of any breach by BUYER of any of its covenants or obligations under this Agreement,


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            or by reason of any liability arising out of conduct by or actions of BUYER prior to the date of this Agreement.

      5.3 SELLER will hold BUYER harmless from and pay any loss, damage, cost or expense (including, without limitation, legal fees and court costs) which BUYER incurs by reason of any representation or warranty of SELLER being incorrect or by reason of any breach by SELLER of any of its covenants or obligations under this Agreement, or by reason of any liability arising out of conduct by or actions of SELLER prior to the date of this Agreement.

6.    EMPLOYMENT OF RANDY BRISTOL AND KEVIN BONDS

      6.1 SELLER'S Managers, Randy Bristol and Kevin Bonds shall be employed by BUYER or one of BUYER'S subsidiaries, subject to the terms and conditions of two Employment Agreements to be negotiated in good faith and executed as soon as practicable after execution of this Agreement, but in no event later than May 31, 2004. The employment agreements will presume full time employment of Randal W. Bristol and Kevin Bonds by said entity.

7.    GOVERNING LAW

            This Agreement will be governed by and construed in accordance with the laws of the State of Georgia.

8.    AMENDMENT AND WAIVER

      8.1 This Agreement may not be amended or terminated except by an instrument in writing signed by both parties hereto.

      8.2 No provision of this Agreement and no right or obligation under this Agreement may be waived except by an instrument in writing signed by the party waiving the provision, right or obligation in question.

9.    ASSIGNMENT

            No party may transfer or assign any of its rights or obligations under this Agreement and any attempt thereat shall be null and void.

10.   NOTICES


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      10.1  Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party under this Agreement shall be in writing and shall be sent to that party at the addresses or fax numbers set forth below or in the event of a change in any address or number, then to such other address or fax number as to which written notice of the change has been given.

                  (a)   If to SELLER;

                              CONSULTING SERVICES, LLC
                              1825 BARRETT LAKES BLVD, SUITE 100
                              KENNESAW, GA   30144
                              ATTN:  RANDY BRISTOL / KEVIN BONDS
                              FAX:  (770) 792-5888

                  (b)   If to the BUYER;

                              CONSUMER DIRECT OF AMERICA INC.
                              6330 S. SANDHILL RD. SUITE 8
                              LAS VEGAS, NEVADA, 89120
                              ATTN:    MICHAEL A. BARRON
                              FAX: ___________________

11.   ENTIRE AGREEMENT

            This Agreement constitutes the entire agreement among the parties with respect to the matters described herein and no party has relied upon any representation except those specifically set forth herein.




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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                        SELLER

                        -----------------------------------------
                        CONSULTING SERVICES, LLC
                        BY:  RANDAL W. BRISTOL
                             MANAGER

                        BUYER

                        -----------------------------------------
                        CONSUMER DIRECT OF AMERICA, INC.
                        BY:  MICHAEL A. BARRON
                             CHIEF EXECUTIVE OFFICER




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                                    EXHIBIT A

ARTICLES OF INCORPORATION AND BY-LAWS OF BUYER AND SELLER




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                                    EXHIBIT B

ASSETS, LIABILITIES, TANGIBLES AND INTANGIBLES OF SELLER TO BE ACQUIRED BY BUYER




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